EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                  We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated August 23, 2003 and February 3, 2004, with respect to the financial statements of Qualia Computing Inc. included in the Current Report on Form 8-K/A of iCAD, Inc. for the event dated December 31, 2003.

                  We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/Brady Ware & Schoenfeld, Inc.

Dayton, Ohio
March  30, 2005